EXHIBIT 99.4
FIRST AMENDMENT TO
CREDIT AGREEMENT

January 31, 2005

LKQ Corporation
120 North LaSalle Street
Suite 3300
Chicago, Illinois 60602

Ladies and Gentlemen:

Reference is made hereby to that certain Credit Agreement dated as of February 17, 2004 among LKQ Corporation, a Delaware corporation ("Borrower"), the financial institutions from time to time a party thereto ("Lenders"), Bank of America, N.A., as Administrative Agent for the Lenders ("Administrative Agent"), LaSalle Bank National Association, as Syndication Agent for the Lenders, JP Morgan Chase Bank National Association (successor by merger to Bank One, NA (Illinois)), as Documentation Agent for the Lenders, National City Bank, as Co-Agent for the Lenders and Banc of America Securities LLC, as Arranger for the Lenders, as amended to date (the "Credit Agreement"). Unless otherwise defined herein, capitalized terms used herein shall have the meanings provided to such terms in the Credit Agreement.

Borrower has elected to exercise its rights under Section 2.17 of the Credit Agreement to increase the Aggregate Commitment by $25,000,000 (the "Increase").

In connection therewith, Borrower has requested that Lenders agree to amend the Credit Agreement in certain respects and Lenders have agreed to such amendments, on the terms, and subject to the conditions, contained herein.

Therefore, Borrower and Lenders hereby agree as follows:

1.	Amendments. The Credit Agreement is hereby amended as follows:

(a)  Section 1 of the Credit Agreement is hereby amended by amending and restating the definition of "Aggregate Commitment" as follows:

"Aggregate Commitment" means the combined Commitments of the Lenders, in the aggregate principal amount of One Hundred Million Dollars ($100,000,000), as such amount may be increased pursuant to Section 2.17 or reduced from time to time pursuant to Section 2.5.

(b)  Section 1 of the Credit Agreement is hereby further amended by amending and restating the definition of "Revolving Loan Maximum Amount" as follows:

"Revolving Loan Maximum Amount" means One Hundred Million Dollars ($100,000,000), which is the Aggregate Commitment, as such amount may be increased pursuant to Section 2.17 or reduced from time to time pursuant to Section 2.5.

(c) The first sentence of Section 2.17 of the Credit Agreement is hereby amended and restated as follows:

From and after January 31, 2005, the Company shall have the right to notify the Administrative Agent and the Lenders in writing that it wishes to increase (an "Increase") the Aggregate Commitment by an aggregate amount of up to Twenty-Five Millions Dollars ($25,000,000), in increments of not less than Ten Million Dollars ($10,000,000).

(d)  Schedule 2.1 to the Credit Agreement is hereby amended and restated as set forth on Exhibit A attached hereto.

2.  Scope. Except as amended hereby, the Credit Agreement remains unchanged and in full force and effect.

3.  Effectiveness. This First Amendment to Credit Agreement shall be effective on January 31, 2005 when executed by Lenders, agreed to by Borrower, and returned to Administrative Agent on or before January 31, 2005, together with (a) new Revolving Notes, (b) reaffirmations by each guarantor of the Obligations and (c) an amendment fee equal to 15 basis points of the Increase ($37,500), which fee shall be shared pro rata by the Lenders.

4.  Counterparts. This First Amendment to Credit Agreement may be executed in one or more counterparts, each of which shall constitute an original, but all of which taken together shall be one and the same instrument.

Very truly yours,

BANK OF AMERICA, N.A.,
   as Administrative Agent

By /s/ David A. Johanson
Its Vice President_________________________

BANK OF AMERICA, N.A., as a Lender

By /s/ Craig W. McGuire___________________
Its Senior Vice President___________________

LASALLE BANK NATIONAL ASSOCIATION,
   as Syndication Agent and as a Lender

By /s/ Steven M. Marks
Its Senior Vice President

JP MORGAN CHASE BANK,
  NATIONAL ASSOCIATION,

(Successor by merger to Bank One, NA, (Illinois))
as Documentation Agent and as a Lender

By /s/ David J. Rudolph
Its Assistant Vice President

NATIONAL CITY BANK,
as Co-Agent and as a Lender

By /s/ Richard Michalik

Its Senior Vice President

Acknowledged and Agreed to this 31st day of January, 2005 LKQ CORPORATION By /s/ Mark T. Spears_____________________ Its Senior Vice President & CFO_____________